SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2004
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7200 Wisconsin Avenue, Suite 310 Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 21, 2004, First Potomac Realty Trust (the “Company”) acquired Windsor at Battlefield, a two-building, 154,226-square-foot flex property located in Manassas, Virginia from DMV SUB 3, LLC, an unaffiliated third party, for $15.25 million in cash. The purchase was funded with borrowings on the Company’s revolving credit facility. The property is individually insignificant, but when aggregated with previously completed acquisitions, is “significant” under Regulation S-X.

Item 7.01. Regulation FD Disclosure.

On December 22, 2004, the Company issued a press release announcing the acquisition of Windsor at Battlefield. A copy of the release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this item of the current report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Pursuant to Item 9.01(a)(3) and the requirements of Regulation S-X, the Company intends to file financial statements and pro forma financial information for the property.

(a)	Financial Statements of Properties Acquired.

The required financial statements for the property will be filed by amendment hereto no later than 71 days after this current report is required to be filed.

(b)	Pro Forma Financial Information.

The required pro forma financial information for the property will be filed by amendment hereto no later than 71 days after the date this current report is required to be filed.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated December 22, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

December 28, 2004	/s/ Barry H. Bass

Barry H. Bass
Chief Financial Officer

FIRST POTOMAC REALTY TRUST
INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated December 22, 2004.